Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS
ScottsMiracle-Gro Announces Record Second Quarter Results;
Strong Consumer Support Evident as Lawn & Garden Season Nears Peak
•	Consumer purchases at major U.S. retailers up 11% through May 2

•	Second quarter sales climb 19% to record $1.12 billion

•	Adjusted gross margin rate improves 80 basis points

•	Reported earnings from continuing operations: $1.78 per share

•	Adjusted earnings per share grows $0.45 to $1.80

•	Company increases full-year adjusted EPS guidance to $3.25 or higher
MARYSVILLE, Ohio (May 6, 2010) — The Scotts Miracle-Gro Company (NYSE: SMG), the world’s largest marketer of branded consumer lawn and garden products, announced today that high levels of consumer demand and strong retailer support resulted in record second quarter results — including a 19 percent improvement in company-wide sales.
Consumer purchases of the Company’s products at its major U.S. retailers were up 7 percent fiscal year-to-date through the quarter, which ended April 3. Strong growth in April led to fiscal year-to-date improvement of 11 percent through May 2. Nearly 40 states have reported double-digit increases in consumer purchases with growth in every consumer category.
Based on the robust start to the season, the Company raised its full-year outlook for adjusted earnings to $3.25 per share or better, compared with previous guidance of $3.00 to $3.10 per share.
“We couldn’t be more pleased with the level of consumer engagement we’re seeing and the support we’re receiving from our retail partners,” said Jim Hagedorn, chairman and chief executive officer. “The sell-in to our retailers in the second quarter was extremely strong and our brands are once again front and center in driving growth in the lawn and garden category. We appear to be on our way to another year of record results and believe adjusted earnings will be at least $3.25 per share. The next several weeks remain critical to the year and we expect to provide an update to our outlook in mid-June.”

SECOND QUARTER RESULTS
For the quarter ended April 3, 2010, ScottsMiracle-Gro reported sales of $1.12 billion, up 19 percent from last year and driven by a 21 percent improvement in its largest segment, Global Consumer. Excluding the impact of foreign exchange, company-wide sales increased 17 percent.
It is important to note that the timing of the Company’s fiscal calendar resulted in a five-day shift forward of the second quarter end as compared with 2009. When adjusted to reflect comparable reporting periods, company-wide sales in the second quarter were up 10 percent. The shift impacted earnings by $0.23 per share for the quarter. There is no full-year impact as the shift will reverse itself in the second half of the fiscal year.
Reported sales for Global Consumer were $1.01 billion, up from $840.6 million for the same period last year. Excluding the impact of foreign exchange, sales for Global Consumer increased 19 percent. Increased sales and improved gross margins resulted in adjusted operating income for the Global Consumer segment of $254.5 million, a 28 percent improvement from $199.5 million for the same period last year.
Scotts LawnService reported a 7 percent decrease in sales to $30.6 million from $32.8 million. Improved operating efficiencies resulted in an 11 percent improvement in the segment operating loss, reducing the loss to $14.4 million compared with $16.1 million a year ago. Scotts LawnService historically earns all of its profits in the second half, although the business reported its first profitable March on record.
Global Professional sales increased by 16 percent to $78.0 million from $67.5 million last year. Excluding the impact in changes in foreign currency, sales increased 10 percent. Unit volume improved in most areas of the business, and operating income for the segment was $7.7 million, essentially flat with the same period last year.
“We’re pleased with the results from all our segments and particularly encouraged that Scotts LawnService appears to be trending in a favorable direction,” Hagedorn said. “Our Global Professional business also appears to have positive momentum with strong unit volume growth. We expect a strong rebound in Global Professional’s operating income in the second half as both costs and pricing normalize.”

For the quarter, company-wide adjusted gross margin increased to 38.9 percent compared with 38.1 percent a year earlier. The Company had projected that the gross margin rate would be less than the prior year for the quarter, but stable commodity costs combined with significantly higher volume drove the rate higher.
Selling, general and administrative expenses (SG&A) increased in the quarter to $228.4 million from $204.0 million a year earlier. The increase was due primarily to increased advertising and sales support for early season products.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) increased 35 percent to $207.6 million from $154.2 million a year ago.
Adjusted income from continuing operations was $121.0 million, or $1.80 per share, compared with $89.1 million, or $1.35 per share, for the same period last year. Theses results exclude the impact of product registration and recall costs. Including those items, reported income from continuing operations was $119.9 million, or $1.78 per share, compared with $84.1 million, or $1.28 per share, for the same period last year.
FIRST-HALF DETAILS
Company-wide net sales through the first six months were $1.43 billion, a 16 percent increase from a year ago. Excluding the impact of foreign exchange, sales increased 14 percent. When adjusted to reflect the shift in the fiscal calendar, company-wide sales increased 8 percent on a year-to-date basis.
Reported sales for Global Consumer increased 19 percent to $1.23 billion versus $1.03 billion for last year’s comparable period. Scotts LawnService sales decreased 11 percent to $63.6 million. Global Professional reported sales of $133.4 million an increase of 5 percent from the same period last year. Excluding the impact of foreign exchange, Global Professional sales were essentially flat, with unit volume growth of about 9 percent offsetting declining prices.
For the first six months, company-wide adjusted gross margin was 35.3 percent compared with 35.7 percent in the same period last year. SG&A increased 7 percent to $366.0 million.

“We are extremely pleased with the vigorous pace of volume growth in the Consumer segment and the improving trend in gross margin rates during the second quarter,” said Dave Evans, chief financial officer. “We established a long-term goal of restoring gross margin rates to historic levels in order to continue investing in key initiatives to drive future growth. This is another step in the right direction.”
Adjusted EBITDA in the first six months increased 53 percent to $146.7 million versus $95.9 million in the comparable period last year.
Adjusted income from continuing operations for the first six months — which excludes costs related to the product registration and recall matters — increased 77 percent to $72.9 million, or $1.08 per share, compared with $41.1 million, or $0.63 per share, a year earlier. Reported income from continuing operations was $70.1 million, or $1.04 per share, compared with $31.2 million, or $0.47 per share, the same period last year.
FULL-YEAR OUTLOOK
The Company’s updated outlook for the full-year now assumes sales growth of 7 to 8 percent, with stronger growth expected in the Global Consumer segment. Gross margin rate is also likely to be better than originally anticipated, with an improvement of up to 50 basis points due mostly to efficiencies generated by higher sales volume.
SG&A expense for the full year, which management had previously anticipated to be flat from 2009, is expected to increase 3 to 4 percent. The Company now anticipates increased investments in both sales and advertising to drive continued volume momentum. Also, the strong operating performance is likely to result in less year-over-year improvement related to variable compensation than previously expected.
Free cash flow is expected to exceed $200 million, compared with previous guidance of about $190 million.
“Given the strong start to the season and continued support from our retail partners, we believe our updated guidance accurately reflects our outlook for the business on a real-time basis,” Hagedorn said. “The month of May remains a critical time of our year and our team will stay focused on continuing to drive our business during this peak season as well as throughout the year.”

The Company will discuss its second quarter results during a Webcast and conference call at 10 a.m. Eastern Time today. The call will be available live on the Investor Relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.
An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.
About ScottsMiracle-Gro
With approximately $3 billion in worldwide sales, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care, with products for professional horticulture as well. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.
Statement under the Private Securities Litigation Act of 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:
•	The ongoing governmental investigations regarding the Company’s compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended, could adversely affect the Company’s financial condition, results of operations or cash flows;

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of certain raw materials could adversely affect the Company’s results of operations;

•	The Company faces risks related to the current economic crisis;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to grow or maintain revenues;

•	Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s historical seasonality could impair its ability to pay obligations as they come due, including the Company’s operating expenses;

•	The Company’s substantial indebtedness could limit its flexibility and adversely affect its financial condition;

•	The Company’s significant international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	The Company depends on key personnel and may not be able to retain those employees or recruit additional qualified personnel;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products without being required to pay any termination fee, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 31% of the Company’s outstanding common shares on a fully diluted basis and can significantly influence decisions that require the approval of shareholders, whether or not such decisions are in the best interest of other shareholders or the holders of the Company’s 7.25% coupon rate Senior Notes due 2018;

•	The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of our shareholders but may involve risks.
Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports.
Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three and Six Months
Ended April 3, 2010 and March 28, 2009
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 14

			Three Months Ended			Six Months Ended
			April 3,	March 28,	%	April 3,	March 28,	%
	Footnotes		2010	2009	Change	2010	2009	Change
Net sales			$1,123.1	$940.7	19%	$1,425.3	$1,226.8	16%
Cost of sales			686.5	581.9		922.7	789.4
Cost of sales — product registration and recall matters			0.6	2.5		1.5	3.8

Gross profit			436.0	356.3	22%	501.1	433.6	16%
% of sales			38.8%	37.9%		35.2%	35.3%

Operating expenses:
Selling, general and administrative			228.4	204.0	12%	366.0	342.7	7%
Product registration and recall matters			1.1	5.5		2.8	11.7
Other expense (income), net			0.2	0.4		(6.4)	(1.3)

Income from operations			206.3	146.4	41%	138.7	80.5	72%
% of sales			18.4%	15.6%		9.7%	6.6%

Interest expense			15.1	15.9		25.8	32.2

Income from continuing operations before income taxes			191.2	130.5	47%	112.9	48.3	134%
Income tax expense from continuing operations			71.3	46.4		42.8	17.1

Income from continuing operations			119.9	84.1	43%	70.1	31.2	125%
Loss from discontinued operations, net of tax			(1.4)	(6.7)		(9.3)	(10.8)

Net income			$118.5	$77.4		$60.8	$20.4

Basic income per common share:	(1)
Income from continuing operations			$1.81	$1.29		$1.06	$0.48
Loss from discontinued operations			(0.02)	(0.10)		(0.14)	(0.17)

Net income			$1.79	$1.19		$0.92	$0.31

Diluted income per common share:	(2)
Income from continuing operations			$1.78	$1.28		$1.04	$0.47
Loss from discontinued operations			(0.02)	(0.10)		(0.14)	(0.16)

Net income			$1.76	$1.18		$0.90	$0.31

Common shares used in basic income per share calculation			66.2	64.9		66.0	64.8

Common shares and potential common shares used in diluted income per share calculation			67.4	65.8		67.2	65.7

Results from continuing operations excluding product registration and recall matters:
Adjusted income from continuing operations	(4)		$121.0	$89.1	36%	$72.9	$41.1	77%

Adjusted diluted income per share from continuing operations	(2	) (4)	$1.80	$1.35	33%	$1.08	$0.63	73%

Adjusted EBITDA	(3	) (4)	$207.6	$154.2	35%	$146.7	$95.9	53%

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Operations by Segment for the
Three and Six Months Ended April 3, 2010 and March 28, 2009
(in millions)
(Unaudited)
The Company is divided into the following reportable segments: Global Consumer, Global Professional, Scotts LawnService® and Corporate & Other. The Corporate & Other segment consists of corporate general and administrative expenses. This division of reportable segments is consistent with how the segments report to and are managed by senior management of the Company. Certain reclassifications were made to the Global Consumer and Global Professional prior period amounts to reflect changes in the structure of the Company’s organization effective fiscal 2010.
Segment performance is evaluated based on several factors, including income from continuing operations before amortization, product registration and recall costs, and impairment, restructuring and other charges, which are not generally accepted accounting principles (“GAAP”) measures. Management uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.
The Company follows a 13-week quarterly accounting cycle, with our first three fiscal quarters ending on a Saturday, while our fiscal year end always occurs on September 30th. This fiscal calendar convention requires the Company to cycle forward its first three fiscal quarter ends every four to five years. Fiscal 2010 is the most recent year impacted by this fiscal quarter end cycle forward process. The Company’s second quarter of fiscal 2010 ended on April 3rd, compared to March 28th for the second quarter of fiscal 2009. Because this second quarter cycle forward occurred during the Company’s peak spring selling season, this shift had a significant impact on the Company’s Results of Operations for the three and six months ended April 3, 2010 as compared to the three and six months ended March 28, 2010. The “Normalized for Calendar Shift” columns in the table below provide management’s estimate of net sales and income (loss) from operations growth for the three and six months ended April 3, 2010 normalized for the calendar shift.

	Three Months Ended				Six Months Ended
			% Change				% Change
	April 3,	March 28,		Normalized for	April 3,	March 28,		Normalized for
	2010	2009	Reported	Calendar Shift	2010	2009	Reported	Calendar Shift
Net Sales:
Global Consumer	$1,014.7	$840.6	21%	11%	$1,228.7	$1,028.9	19%	10%
Global Professional	78.0	67.5	16%	14%	133.4	127.0	5%	2%
Scotts LawnService®	30.6	32.8	-7%	-19%	63.6	71.6	-11%	-17%

Segment total	$1,123.3	$940.9	19%	10%	$1,425.7	$1,227.5	16%	8%

Roundup® amortization	(0.2)	(0.2)			(0.4)	(0.4)
Product registration and recall matters	—	—			—	(0.3)

Consolidated	$1,123.1	$940.7	19%	10%	$1,425.3	$1,226.8	16%	8%

Income (Loss) from Operations:
Global Consumer	$254.5	$199.5	28%	14%	$217.5	$164.0	33%	15%
Global Professional	7.7	7.8	-1%	-4%	8.4	21.6	-61%	-63%
Scotts LawnService®	(14.4)	(16.1)	11%	8%	(21.3)	(23.9)	11%	8%
Corporate and Other	(37.1)	(33.7)	-10%	-10%	(56.0)	(59.0)	5%	5%

Segment total	$210.7	$157.5	34%	16%	$148.6	$102.7	45%	15%

Roundup® amortization	(0.2)	(0.2)			(0.4)	(0.4)
Other amortization	(2.5)	(2.9)			(5.2)	(6.2)
Product registration and recall matters	(1.7)	(8.0)			(4.3)	(15.6)

Consolidated	$206.3	$146.4	41%	21%	$138.7	$80.5	72%	29%

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
April 3, 2010, March 28, 2009 and September 30, 2009
(in millions)
(Unaudited)

	April 3,	March 28,	September 30,
	2010	2009	2009

ASSETS
Current assets
Cash and cash equivalents	$39.3	$48.1	$71.6
Accounts receivable, net	1,093.4	1,008.4	401.3
Inventories, net	589.4	667.6	458.9
Prepaids and other current assets	198.5	159.9	159.1

Total current assets	1,920.6	1,884.0	1,090.9

Property, plant and equipment, net	377.1	335.5	369.7
Goodwill, net	371.3	368.0	375.2
Other intangible assets, net	353.5	361.5	364.2
Other assets	29.1	18.9	20.1

Total assets	$3,051.6	$2,967.9	$2,220.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$244.3	$396.0	$160.4
Accounts payable	319.6	352.3	190.0
Other current liabilities	441.5	382.7	406.4

Total current liabilities	1,005.4	1,131.0	756.8

Long-term debt	1,156.0	1,196.2	649.7
Other liabilities	216.5	187.5	229.1

Total liabilities	2,377.9	2,514.7	1,635.6

Shareholders’ equity	673.7	453.2	584.5

Total liabilities and shareholders’ equity	$3,051.6	$2,967.9	$2,220.1

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended April 3, 2010 and March 28, 2009
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 14

	Three Months Ended April 3, 2010			Three Months Ended March 28, 2009
		Product			Product
		Registration and			Registration and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$1,123.1	$—	1,123.1	$940.7	$—	$940.7
Cost of sales	686.5	—	686.5	581.9	—	581.9
Cost of sales — product registration and recall matters	0.6	0.6	—	2.5	2.5	—

Gross profit	436.0	(0.6)	436.6	356.3	(2.5)	358.8
% of sales	38.8%		38.9%	37.9%		38.1%

Operating expenses:
Selling, general and administrative	228.4	—	228.4	204.0	—	204.0
Product registration and recall matters	1.1	1.1	—	5.5	5.5	—
Other expense, net	0.2	—	0.2	0.4	—	0.4

Income from operations	206.3	(1.7)	208.0	146.4	(8.0)	154.4
% of sales	18.4%		18.5%	15.6%		16.4%

Interest expense	15.1	—	15.1	15.9	—	15.9

Income from continuing operations before income taxes	191.2	(1.7)	192.9	130.5	(8.0)	138.5

Income tax expense from continuing operations	71.3	(0.6)	71.9	46.4	(3.0)	49.4

Income from continuing operations	$119.9	$(1.1)	$121.0	$84.1	$(5.0)	$89.1

Basic income per share from continuing operations	$1.81	$(0.02)	$1.83	$1.29	$(0.08)	$1.37

Diluted income per share from continuing operations	$1.78	$(0.02)	$1.80	$1.28	$(0.08)	$1.35

Common shares used in basic income per share calculation	66.2	66.2	66.2	64.9	64.9	64.9

Common shares and potential common shares used in diluted income per share calculation	67.4	67.4	67.4	65.8	65.8	65.8

Income from continuing operations	$119.9			$84.1
Income tax expense from continuing operations	71.3			46.4
Loss from discontinued operations, net of tax	(1.4)			(6.7)
Income tax benefit from discontinued operations	(0.5)			(2.8)
Interest expense	15.1			15.9
Depreciation	12.0			11.7
Amortization, including marketing fees	2.7			3.1
Product registration and recall matters, non-cash portion	—			2.5
Smith & Hawken closure process, non-cash portion	(11.5)			—

Adjusted EBITDA	$207.6			$154.2

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Six
Months Ended April 3, 2010 and March 28, 2009
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 14

	Six Months Ended April 3, 2010			Six Months Ended March 28, 2009
		Product			Product
		Registration and			Registration and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$1,425.3	$—	$1,425.3	$1,226.8	$(0.3)	$1,227.1
Cost of sales	922.7	—	922.7	789.4	(0.2)	789.6
Cost of sales — product registration and recall matters	1.5	1.5	—	3.8	3.8	—

Gross profit	501.1	(1.5)	502.6	433.6	(3.9)	437.5
% of sales	35.2%		35.3%	35.3%		35.7%

Operating expenses:
Selling, general and administrative	366.0	—	366.0	342.7	—	342.7
Product registration and recall matters	2.8	2.8	—	11.7	11.7	—
Other income, net	(6.4)	—	(6.4)	(1.3)	—	(1.3)

Income from operations	138.7	(4.3)	143.0	80.5	(15.6)	96.1
% of sales	9.7%		10.0%	6.6%		7.8%

Interest expense	25.8	—	25.8	32.2	—	32.2

Income from continuing operations before income taxes	112.9	(4.3)	117.2	48.3	(15.6)	63.9

Income tax expense from continuing operations	42.8	(1.5)	44.3	17.1	(5.7)	22.8

Income from continuing operations	$70.1	$(2.8)	$72.9	$31.2	$(9.9)	$41.1

Basic income per share from continuing operations	$1.06	$(0.04)	$1.10	$0.48	$(0.15)	$0.63

Diluted income per share from continuing operations	$1.04	$(0.04)	$1.08	$0.47	$(0.15)	$0.63

Common shares used in basic income per share calculation	66.0	66.0	66.0	64.8	64.8	64.8

Common shares and potential common shares used in diluted income per share calculation	67.2	67.2	67.2	65.7	65.7	65.4

Income from continuing operations	$70.1			$31.2
Income tax expense from continuing operations	42.8			17.1
Loss from discontinued operations, net of tax	(9.3)			(10.8)
Income tax expense (benefit) from discontinued operations	0.2			(5.6)
Interest expense	25.8			32.2
Depreciation	24.2			23.0
Amortization, including marketing fees	5.6			6.6
Product registration and recall matters, non-cash portion	0.4			2.2
Smith & Hawken closure process, non-cash portion	(13.1)			—

Adjusted EBITDA	$146.7			$95.9

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items
For the fiscal years ended September 30, 2009, 2008 and 2007
(in millions, except per share data)
(Unaudited)
Note: See Notes 4 and 5 to the Accompanying Footnotes on Page 14

	Fiscal 2009			Fiscal 2008				Fiscal 2007
		Product			Product				Impairment,
		Registration and			Registration and				Restructuring and	Cost related to
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Impairment	Adjusted	As Reported	Other	Refinancings	Adjusted
Net sales	$2,980.7	$(0.3)	$2,981.0	$2,823.2	$(22.3)	$—	$2,845.5	$2,687.8	$—	$—	$2,687.8
Cost of sales	1,911.4	(0.2)	1,911.6	1,883.0	(11.1)	—	1,894.1	1,735.0	—	—	1,735.0
Cost of sales — impairment, restructuring and other charges	—	—	—	1.3	—	1.3	—	—	—	—	—
Cost of sales — product registration and recall matters	11.7	11.7	—	27.2	27.2	—	—	—	—	—	—

Gross profit	1,057.6	(11.8)	1,069.4	911.7	(38.4)	(1.3)	951.4	952.8	—	—	952.8
% of sales	35.5%		35.9%	32.3%			33.4%	35.4%			35.4%

Operating expenses:
Selling, general and administrative	742.9	—	742.9	657.1	—	—	657.1	635.6	—	—	635.6
Impairment, restructuring and other charges	—	—	—	109.8	—	109.8	—	8.8	8.8	—	—
Product registration and recall matters	16.8	16.8	—	12.7	12.7	—	—	—	—	—	—
Other expense (income), net	0.3	—	0.3	(7.7)	—	—	(7.7)	(9.6)	—	—	(9.6)

Income from operations	297.6	(28.6)	326.2	139.8	(51.1)	(111.1)	302.0	318.0	(8.8)	—	326.8
% of sales	10.0%		10.9%	5.0%			10.6%	11.8%			12.2%

Costs related to refinancings	—	—	—	—	—	—	—	18.3	—	18.3	—
Interest expense	56.4	—	56.4	82.2	—	—	82.2	70.7	—	—	70.7

Income from continuing operations before income taxes	241.2	(28.6)	269.8	57.6	(51.1)	(111.1)	219.8	229.0	(8.8)	(18.3)	256.1

Income tax expense (benefit)	86.6	(10.3)	96.9	24.8	(17.9)	(32.2)	74.9	79.7	(3.1)	(6.4)	89.2

Income from continuing operations	$154.6	$(18.3)	$172.9	$32.8	$(33.2)	$(78.9)	$144.9	$149.3	$(5.7)	$(11.9)	$166.9

Basic income per share from continuing operations	$2.38	$(0.28)	$2.66	$0.51	$(0.51)	$(1.22)	$2.25	$2.29	$(0.09)	$(0.18)	$2.56

Diluted income per share from continuing operations	$2.34	$(0.28)	$2.62	$0.50	$(0.51)	$(1.21)	$2.22	$2.23	$(0.08)	$(0.18)	$2.49

Common shares used in basic income per share calculation	65.0	65.0	65.0	64.5	64.5	64.5	64.5	65.2	65.2	65.2	65.2

Common shares and potential common shares used in diluted income per share calculation	66.1	66.1	66.1	65.4	65.4	65.4	65.4	67.0	67.0	67.0	67.0

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items
For the fiscal year ended September 30, 2009
(in millions, except per share data)
(Unaudited)
Note: See Notes 4 and 5 to the Accompanying Footnotes on Page 14

	Q1 F09			Q2 F09			Q3 F09			Q4 F09			Fiscal F09
		Product			Product			Product			Product			Product
		Registration and			Registration and			Registration and			Registration and			Registration and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$286.1	$(0.3)	$286.4	$940.7	$—	$940.7	$1,231.4	$—	$1,231.4	$522.5	$—	$522.5	$2,980.7	$(0.3)	$2,981.0
Cost of sales	207.5	(0.2)	207.7	581.9	—	581.9	752.4	—	752.4	369.6	—	369.6	1,911.4	(0.2)	1,911.6
Cost of sales — impairment, restructuring and other charges	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cost of sales — product registration and recall matters	1.3	1.3	—	2.5	2.5	—	3.3	3.3	—	4.6	4.6	—	11.7	11.7	—

Gross profit	77.3	(1.4)	78.7	356.3	(2.5)	358.8	475.7	(3.3)	479.0	148.3	(4.6)	152.9	1,057.6	(11.8)	1,069.4
% of sales	27.0%		27.5%	37.9%		38.1%	38.6%		38.9%	28.4%		29.3%	35.5%		35.9%

Operating expenses:
Selling, general and administrative	138.7	—	138.7	204.0	—	204.0	223.0	—	223.0	177.2	—	177.2	742.9	—	742.9
Impairment, restructuring and other charges	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Product registration and recall matters	6.2	6.2	—	5.5	5.5	—	3.1	3.1	—	2.0	2.0	—	16.8	16.8	—
Other income, net	(1.7)	—	(1.7)	0.4	—	0.4	(0.4)	—	(0.4)	2.0	—	2.0	0.3	—	0.3

Income (loss) from operations	(65.9)	(7.6)	(58.3)	146.4	(8.0)	154.4	250.0	(6.4)	256.4	(32.9)	(6.6)	(26.3)	297.6	(28.6)	326.2
% of sales	-23.0%		-20.4%	15.6%		16.4%	20.3%		20.8%	-6.3%		-5.0%	10.0%		10.9%
Interest expense	16.3	—	16.3	15.9	—	15.9	13.7	—	13.7	10.5	—	10.5	56.4	—	56.4

Income (loss) from continuing operations before income taxes	(82.2)	(7.6)	(74.6)	130.5	(8.0)	138.5	236.3	(6.4)	242.7	(43.4)	(6.6)	(36.8)	241.2	(28.6)	269.8

Income tax expense (benefit)	(29.3)	(2.7)	(26.6)	46.4	(3.0)	49.4	85.6	(2.1)	87.7	(16.1)	(2.5)	(13.6)	86.6	(10.3)	96.9

Income (loss) from continuing operations	$(52.9)	$(4.9)	$(48.0)	$84.1	$(5.0)	$89.1	$150.7	$(4.3)	$155.0	$(27.3)	$(4.1)	$(23.2)	$154.6	$(18.3)	$172.9

Basic income (loss) per share from continuing operations	$(0.82)	$(0.08)	$(0.74)	$1.29	$(0.08)	$1.37	$2.32	$(0.07)	$2.38	$(0.42)	$(0.06)	$(0.36)	$2.38	$(0.28)	$2.66

Diluted income (loss) per share from continuing operations	$(0.82)	$(0.08)	$(0.74)	$1.28	$(0.08)	$1.35	$2.28	$(0.07)	$2.34	$(0.42)	$(0.06)	$(0.36)	$2.34	$(0.28)	$2.62

Common shares used in basic income per share calculation	64.7	64.7	64.7	64.9	64.9	64.9	65.0	65.0	65.0	65.3	65.3	65.3	65.0	65.0	65.0

Common shares and potential common shares used in diluted income per share calculation	64.7	64.7	64.7	65.8	65.8	65.8	66.1	66.1	66.1	65.3	65.3	65.3	66.1	66.1	66.1

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements
Results of Operations

(1)	Basic income per common share amounts are calculated by dividing income from continuing operations, loss from discontinued operations and net income by average common shares outstanding during the period.

(2)	Diluted income per common share amounts are calculated by dividing income from continuing operations, loss from discontinued operations and net income by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, restricted stock and restricted stock units) outstanding during the period.

(3)	“Adjusted EBITDA” is defined as net income before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income or income from continuing operations as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted income from continuing operations and adjusted diluted income per share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — The presentation of adjusted EBITDA is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt covenants.

The Company believes that these non-GAAP financial measures are the most indicative of the Company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders.

(5)	Effective in its first quarter of fiscal 2010, the Company classified Smith & Hawken as discontinued operations. Accordingly, the Company has reclassified its results of operations to reflect Smith & Hawken as discontinued operations separate from its results of continuing operations. As a service to its investors, lenders and other interested parties, the Company is providing a reconciliation of income (loss) from continuing operations to adjusted income (loss) from continuing operations and diluted income (loss) per share from continuing operations to adjusted diluted income (loss) per share from continuing operations for each of the fiscal years ended September 30, 2009, 2008 and 2007 as well as each quarterly period in the fiscal year ended September 30, 2009, which reflect the reclassification of Smith & Hawken as discontinued operations.